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                                                                   Exhibit 4.01C

                          SECOND AMENDMENT AND CONSENT
                          ----------------------------

          SECOND AMENDMENT AND CONSENT (this "Amendment"), dated as of December 29, 1998, among U.S.A. FLORAL PRODUCTS, INC., a Delaware corporation (the "US Borrower"), U.S.A. FLORAL PRODUCTS GERMANY GMBH & CO. KG, a partnership organized under the laws of the Federal Republic of Germany (the "German Borrower"), FLORIMEX WORLDWIDE B.V., a company organized under the laws of the Netherlands (the "Dutch Borrower" and, together with the German Borrower and the US Borrower, the "Borrowers", and each a "Borrower"), the lenders party to the Credit Agreement referred to below (the "Banks"), BAYERISCHE HYPO-UND VEREINSBANK AG, as Syndication Agent (in such capacity the "Syndication Agent"), BANKBOSTON, N.A., as Documentation Agent (in such capacity the "Documentation Agent"), and BANKERS TRUST COMPANY, as Arranger and Administrative Agent (the "Administrative Agent"). Unless otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement are used herein as so defined.

                              W I T N E S S E T H:
                              -------------------

          WHEREAS, the Borrowers, the Banks, the Syndication Agent, the Documentation Agent and the Administrative Agent are parties to a Credit Agreement, dated as of October 16, 1997 and amended and restated as of October 2, 1998 (as further amended, modified or supplemented to, but not including, the date hereof, the "Credit Agreement");

          WHEREAS, the Borrowers, the Banks, the Syndication Agent, the Documentation and the Administrative Agent wish to modify the Credit Agreement to clarify certain transactions which occurred thereunder on the Initial Borrowing Date;

          WHEREAS, the Borrowers, the Banks, the Syndication Agent, the Documentation Agent and the Administrative Agent hereby acknowledge that on the Initial Borrowing Date, the German Borrower had instructed the Administrative Agent to fund to Holdings GmbH, on behalf of the German Borrower, DM31,859,200 of the DM Term Loans originally incurred by the German Borrower on such date;

          WHEREAS, Florimex USA, Inc., a domestic Wholly-Owned Subsidiary of the US Borrower, intends to create a new Dutch holding company named BV Van Herk Beheer II ("New Holdco BV") which will acquire (the "Acquisition") all of the outstanding capital stock of the Dutch Borrower currently held by Holdings GmbH, the consideration for which will be the issuance by New Holdco BV to Holdings GmbH of an intercompany note in a principal amount equal to $29,190,254;

          WHEREAS, the Borrowers have requested certain modifications to the Credit Agreement to permit the aforementioned transactions; and

          WHEREAS, subject to the terms and conditions of this Amendment, the parties hereto agree as follows;

          NOW, THEREFORE, it is agreed:
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          1.  Notwithstanding anything to the contrary contained in Section 8.06 of the Credit Agreement, the Banks hereby agree that the US Borrower may (x) forgive that certain Intercompany Loan in the principal amount of $14,844,478 made by it to Holdings GmbH on the Initial Borrowing Date and (y) convert same into a cash equity contribution to Holdings GmbH in a like amount.

          2.  Notwithstanding anything to the contrary contained in Sections
8.02 and 8.06 of the Credit Agreement, the Banks hereby agree that the US Borrower may contribute to the capital of Holdings GmbH the receivables owed to the US Borrower in respect of that certain Intercompany Loan in the principal amount of $27,852,255 made by it to the German Borrower on the Initial Borrowing Date.

          3.  Notwithstanding anything to the contrary contained in Sections
8.02 and 8.06 of the Credit Agreement, the Banks hereby agree that New Holdco BV and Holdings GmbH may consummate the Acquisition on the terms provided herein.

          4. The Banks hereby agree that each reference to the number "90" appearing in Sections 7.11(a), (b), (c), (d), (e), (g) and (i) shall be deleted and the number "150" shall in each case be inserted in lieu thereof.

          5. This Amendment shall become effective on the date (the "Second Amendment Effective Date") when each of the following conditions have been met:

          a. the Borrowers and the Required Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent at the Notice Office;

          b. New Holdco BV shall have executed and delivered to the Administrative Agent a counterpart of the Foreign Guaranty;

          c. the Administrative Agent shall have received from Buruma Maris, counsel to the Credit Parties, an opinion addressed to the Administrative Agent, the Documentation Agent and each of the Banks, and dated the Second Amendment Effective Date, in form and substance satisfactory to the Administrative Agent, and covering such matters incident to this Amendment and the transactions contemplated herein and as the Administrative Agent may reasonably request; and

          d. The Administrative Agent shall have received for the account of each Bank which has executed a counterpart hereof and delivered the same to the Administrative Agent at the Notice Office by 5:00 p.m. (New York time) on December 29, 1998 an amendment fee equal to 0.05% of the sum of such Bank's (x) Dollar Revolving Loan Commitment, (y) outstanding DM Term Loans and (z) Foreign Revolving Loan Commitment, in each case on such date.

          6. Notwithstanding anything to the contrary contained in this Amendment or in the Credit Agreement, the Borrower, the Banks, the Syndication Agent, the Documentation Agent and the Administrative Agent hereby acknowledge and agree that upon the effectiveness of this Amendment in accordance with paragraph 5 above and the consummation of the
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transactions contemplated in this Amendment, all such transactions shall be deemed to have retroactively occurred on the Initial Borrowing Date.

          7. In order to induce the Banks to enter into this Amendment, each Borrower hereby represents and warrants that (i) the representations, warranties and agreements contained in Section 6 of the Credit Agreement are true and correct in all material respects on and as of the Second Amendment Effective Date, both before giving effect to this Amendment (without giving effect to the transactions contemplated hereby) and after giving effect to this Amendment (and the transactions contemplated hereby) and (ii) there exists no Default or Event of Default on the Second Amendment Effective Date, both before giving effect to this Amendment (without giving effect to the transactions contemplated hereby) and after giving effect to this Amendment (and the transactions contemplated hereby).

          8. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

          9. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the US Borrower and the Administrative Agent.

          10. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          11. From and after the Second Amendment Effective Date, all references in the Credit Agreement and in the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

                                *      *      *
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          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

                              U.S.A. FLORAL PRODUCTS, INC.

                              By /s/ W. Michael Kipphut
                                ________________________________
                                 Title: Chief Financial Officer


                              U.S.A. FLORAL PRODUCTS GERMANY GMBH & CO. KG

                              By /s/ Robert J. Poirier
                                ________________________________
                                 Title:


                              FLORIMEX WORLDWIDE B.V.

                              By /s/ Robert J. Poirier
                                ________________________________
                                 Title:


                              BANKERS TRUST COMPANY,
                                Individually and as Agent

                              By /s/ David Bell
                                ________________________________
                                 Title: Vice President


                              BAYERISCHE HYPO-UND VEREINSBANK AG, Individually
                                and as Syndication Agent

                              By /s/ Sylvia K. Cheng
                                ________________________________
                                 Title: Vice President

                              By /s/ E. Ebner V. Eschenbach
                                ________________________________
                                 Title: Vice President


                              BANKBOSTON, N.A., Individually and as
                                Documentation Agent

                              By /s/ Pamela Kuong
                                ________________________________
                                 Title: Vice President
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                              LA SALLE NATIONAL BANK

                              By /s/ Bernado Lacayo
                                ________________________________
                                 Title: Commercial Loan Officer


                              FLEET NATIONAL BANK

                              By /s/ Thomas Levy
                                ________________________________
                                 Title: Vice President


                              NATIONAL BANK OF CANADA

                              By /s/ Richard Brown
                                ________________________________
                                 Title: Vice President

                              By________________________________
                                 Title:


                              UNION BANK OF CALIFORNIA, N.A.

                              By /s/ J. William Bloorp
                                ________________________________
                                 Title: Vice President
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                              SCHMIDT BANK

                              By /s/ Hubertus Van Berlepsch
                                ________________________________
                                 Title: General Manager